Exhibit 99.1

GREENHUNTER WATER SELLS

NON-CORE ASSETS LOCATED IN SOUTH TEXAS

GRAPEVINE, TEXAS, February 3, 2014—GreenHunter Resources, Inc. (NYSE MKT: GRH and GRH.PRC), a diversified water resource, waste management and environmental services company specializing in the unconventional oil and natural gas shale resource plays, announced today that its wholly-owned subsidiary, GreenHunter Water, LLC, has closed on the sale of its Kenedy Hunter salt water disposal (SWD) facilities and a SWD permit and surface acreage located at another South Texas property to Sable Environmental, LLC. GreenHunter Water previously sold another SWD property in this region to Sable Environmental last June 2013.

The sale of the Kenedy Hunter SWD and the undeveloped permit were sold for total net consideration of $3,875,000. The Kenedy well has a daily permitted disposal capacity of 25,000 barrels (BBL). This SWD well was originally drilled in the third quarter of 2012 and has had minimal disposal volumes since the facility went into commercial operations. The additional location in South Texas was permitted but never drilled or completed.

MANAGEMENT COMMENTS

Commenting on the sale of these non-core assets, Kirk Trosclair, GreenHunter’s Executive Vice President and COO, stated, “GreenHunter is continuing its previously announced game plan to divest of all non-core assets and focusing 100% of our attention on the explosive growth and higher margins we are experiencing in the Marcellus and Utica shale plays of West Virginia and Ohio. We are by far the largest water handling company in this region and believe that our future growth in these two shale plays will continue based upon the capital expenditure plans outlined by our customers.”

About GreenHunter Water, LLC (a wholly owned subsidiary or GreenHunter Energy, Inc.)

GreenHunter Water, LLC provides Total Water Management Solutions™ in the oilfield. An understanding that there is no single solution to E&P fluids management shapes GreenHunter’s technology-agnostic approach to services. In addition to licensing of and joint ventures with manufacturers of mobile water treatment systems (Frac-Cycle™), GreenHunter Water is expanding capacity of salt water disposal facilities, next-generation modular above-ground storage tanks (MAG Tank™), advanced hauling and fresh water logistics services—including 21st Century tracking technologies (RAMCAT™) that allow Shale producers to optimize the efficiency of their water resource management and planning while complying with emerging regulations and reducing cost.

For a visual animation of the Class II Salt Water Disposal well development and completion technique that is being utilized in GreenHunter Water’s Appalachia, Eagle Ford, Mississippian Lime and Bakken SWD program, navigate to the video by clicking on “Salt Water Disposal Animation” button on the Operations tab at GreenHunterEnergy.com or click here.

Additional information about GreenHunter Water may be found at www.GreenHunterWater.com

About Sable Environmental, LLC

Sable Environmental, LLC, a Texas based company with headquarters in Corpus Christi, owns and operates saltwater disposal facilities and provides fluid management solutions throughout the Eagle Ford Shale.

Forward-Looking Statements

Any statements in this press release about future expectations and prospects for GreenHunter Resources and its business and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the substantial capital expenditures required to fund its operations, the ability of the Company to implement its business plan, government regulation and competition. GreenHunter Resources undertakes no obligation to update these forward-looking statements in the future.

Non-GAAP Measures: Reconciliation to Standardized Measures

This release contains certain financial measures that are non-GAAP measures. We have provided reconciliations within this release of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, measures for financial performance prepared in accordance with GAAP that are presented in this release. We believe adjusted EBITDA (as defined by period net loss as adjusted for income tax, interest expense, depreciation expense, impairment of asset value, non-cash stock based compensation and other non cash gains) to be an important measure for evaluating the company’s operational progress and as useful information to investors because it is widely used by professional analysts and investors in evaluating companies in a state of high growth. However, adjusted EBITDA should not be considered as an alternative to the standardized measure as computed under GAAP.

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For Further Information Contact:

GreenHunter Resources, Inc.

Larry D. Covert

Vice President – Investor Relations

1048 Texan Trail

Grapevine, TX 76051

Tel: (972) 410-1044

lcovert@greenhunterresources.com